UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2023

THERMOGENESIS HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-82900	94-3018487

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2711 Citrus Road, Rancho Cordova, California	95742

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 753-0624

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	THMO	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 15, 2023, ThermoGenesis Holdings, Inc., a Delaware corporation (the "Company"), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an accredited investor (the “Investor”), pursuant to which the Company agreed to issue and sell to the Investor in a private placement (the “Offering”) (i) 125,000 shares (the “Shares”) of common stock of the Company, $0.001 par value (the “Common Stock”), and 946,429 pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 946,429 shares of Common Stock and (ii) common warrants (“Common Warrants” and collectively with the Shares and the Common Warrants, the “Securities”) to purchase 1,071,429 shares of Common Stock for a purchase price of $2.80 per share of Common Stock and related Common Warrant or $2.7999 per Pre-Funded Warrant and related Common Warrant, for a total aggregate gross proceeds of approximately $3.0 million. The Offering closed on March 20, 2023.

The Common Warrants have an exercise price of $2.65 per share, are exercisable immediately upon issuance and expire five and one-half years following the issuance. The Pre-Funded Warrants are exercisable immediately upon issuance, have an exercise price of $0.0001 per share and expire when exercised in full. Under the terms of the Warrants and Pre-Funded Warrants, the Investor may not exercise the warrants to the extent such exercise would cause the Investor, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% or 9.99%, as applicable, of our then outstanding Common Stock following such exercise, excluding for purposes of such determination shares of Common Stock issuable upon exercise of such warrants which have not been exercised.

The Purchase Agreement contains representations, warranties, indemnification and other provisions customary for transactions of this nature. The Purchase Agreement also provides that, subject to certain exceptions, until 90 days after the effective date of the registration statement to be filed in connection with Offering, neither the Company nor any of its subsidiaries will issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock equivalents or file a registration statement other than one in connection with the Offering. The Purchase Agreement also provides that, subject to certain exceptions, for a period of one year following the effective date of the registration statement to be filed in connection with Offering, the Company will be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its subsidiaries of Common Stock or Common Stock equivalents (or a combination of units thereof) involving a variable rate transaction, which generally includes any transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of common stock either (A) at a conversion price or exchange rate that is based upon and/or varies with the trading prices of or quotations for the shares of common stock at any time after the initial issuance of such securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the common stock or (ii) enters into any agreement, whereby the Company may issue securities at a future determined price.

As part of the Offering, the Company entered into a Registration Rights Agreement, dated March 15, 2023, with the Investor, pursuant to which the Company agreed to register the resale of the shares of Common Stock sold in the Offering and the shares of Common Stock issuable upon exercise of the Common Warrants and the Pre-Funded Warrants. The Company will use its commercially reasonable best efforts to file the registration statement by April 5, 2023 and cause the registration statement to be declared effective within 45 days after March 15, 2023 (75 days in the event the registration statement is reviewed in “full”). If the Company fails to meet the specified filing deadlines or keep the registration statement effective, subject to certain permitted exceptions, the terms of the Registration Rights Agreement provide that the Company will be required to pay liquidated damages to the Investor. The Company also agreed, among other things, to indemnify the selling holders under the registration statement from certain liabilities and to pay all fees and expenses incident to the Company’s performance of or compliance with the Registration Rights Agreement.

The net proceeds to the Company, excluding the proceeds, if any, from the exercise of the Pre-Funded Warrants or Common Warrants, are approximately $2.6 million.

In connection with the Offering, the Company entered into a Warrant Amendment Agreement (the “Warrant Amendment Agreement”), dated March 15, 2023, with the Investor, whereby the Company agreed to amend existing warrants, held by the Investor, to purchase up to an aggregate of 158,731 shares of Common Stock that were previously issued in October 2022. These warrants had an exercise price of $6.30 per share and, pursuant to the Warrant Amendment Agreement, have been amended to reduce the exercise price to $2.65 per share effective upon the closing of the Offering.

The Offering of the Securities, including any shares of Common Stock issuable thereunder, was not registered under the Securities Act of 1933, as amended (the “Securities Act”) and the Securities were offered and sold pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506 of Regulation D promulgated thereunder.

The Company entered into an engagement letter with H.C. Wainwright & Co., LLC (“Wainwright”) dated March 15, 2023 (the “Engagement Letter”), pursuant to which Wainwright agreed to serve as the Company’s exclusive placement agent for the Offering. The Company has agreed to pay Wainwright an aggregate fee equal to 7.0% of the gross proceeds received by the Company from the Offering. The Company also agreed to pay Wainwright $60,000 for legal and non-accountable expenses and a management fee equal to 1.0% of the gross proceeds raised in the Offering. The Engagement Letter has indemnity and other customary provisions for transactions of this nature.

The foregoing descriptions of the Common Warrants, the Pre-Funded Warrants, the Warrant Amendment Agreement, the Purchase Agreement, and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the agreements, forms of which are attached as Exhibits 4.1, 4.2, 4.3, 10.1 and 10.2, hereto, respectively, and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01	Other Events.

On March 15, 2023, the Company issued a press release regarding the pricing of the Offering. A copy of the press release is attached Exhibit 99.1 and it incorporated herein by reference.

On March 20, 2023, the Company completed the Offering and issued a press release regarding the completion of the Offering. A copy of the press release is attached as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith or incorporated herein by reference:

Exhibit No.	Description

4.1	Form of Common Warrant.

4.2	Form of Pre-Funded Warrant.

4.3	Form of Warrant Amendment Agreement.

10.1	Form of Securities Purchase Agreement.

10.2	Form of Registration Rights Agreement.

99.1	Press Release issued March 15, 2023.

99.2	Press Release issued March 20, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERMOGENESIS HOLDINGS, INC.

Dated: March 20, 2023	/s/ Jeffery Cauble
Jeffery Cauble, Chief Financial Officer